Exhibit 10.2

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exchange Agreement

This Exchange Agreement (this “Agreement”) is executed as of September 10, 2025 by and between American Rebel Holdings, Inc., a Nevada corporation (“Borrower”), and Streeterville Capital, LLC, a Utah limited liability company (“Lender”). Capitalized terms not defined herein shall have the same meaning as set forth in the Exchange Note (as defined below).

A. Pursuant to that certain Securities Purchase Agreement dated June 26, 2025 between Lender and Borrower (the “Purchase Agreement”), Borrower issued to Lender that certain Secured Promissory Note in the original principal amount of $5,470,000.00 and having an original issue date of June 26, 2025 (“Original Note”).

B. Subject to the terms of this Agreement, Borrower and Lender desire to partition a new Secured Promissory Note in the original principal amount of $1,300,000.00 (the “Partitioned Amount”) from the Original Note (the “Partitioned Note”) and then cause the outstanding balance of the Original Note to be reduced by an amount equal to the Partitioned Amount.

C. Borrower and Lender further desire to exchange (such exchange is referred to as the “Note Exchange”) the Partitioned Note for (a) a Secured Convertible Promissory Note substantially in the form attached hereto as Exhibit A, and (b) a Warrant to Purchase Shares of Series D Convertible Preferred Stock substantially in the form attached hereto as Exhibit B (the “Warrant”), according to the terms and conditions of this Agreement (the “Exchange Note”).

D. This Agreement, the Exchange Note, the Guaranty (as defined below), the Security Agreement (as defined below), the Pledge Agreement (as defined below), and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

E. Pursuant to the terms and conditions hereof, Lender and Borrower agree to exchange the Partitioned Note for the Exchange Note.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Exchange Note and Warrant. Upon execution of this Agreement, Lender will surrender the Partitioned Note to Borrower and Borrower will issue to Lender the Exchange Note and the Warrant. In conjunction therewith, Borrower hereby confirms that the Partitioned Note represents Borrower’s unconditional obligation to pay the outstanding balance thereof pursuant to the terms of the Partitioned Note. Borrower and Lender agree that upon surrender, the Partitioned Note will be cancelled and the remaining amount owed to Lender pursuant to the Partitioned Note shall hereafter be evidenced solely by the Exchange Note.

2. Security. Borrower agrees to cause each of the following subsidiaries to enter into a Guaranty substantially in the form attached hereto as Exhibit B (the “Guaranty”), and a Security Agreement substantially in the form attached hereto as Exhibit C (the “Security Agreement”): (a) Champion Safe Company, Inc., (b) Superior Safe Co., LLC, (c) Safe Guard Security Products, LLC, and (d) Champion Safe de Mexico, S.A. de C.V.). In addition, Borrower agrees to pledge its equity interests in the foregoing subsidiaries pursuant to the Pledge Agreement substantially in the form attached hereto as Exhibit D (the “Pledge Agreement”).

3. Closing Date; Deliveries. The closing of the transaction contemplated hereby (the “Closing”) shall occur on September 10, 2025 or such other date that is mutually agreed to by Borrower and Lender (the “Closing Date”) by means of the exchange of electronic signatures, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. On the Closing Date, prior to or contemporaneously with the execution and delivery of this Agreement, the following events shall occur:

3.1. Borrower shall have issued the Exchange Note and the Warrant to Lender.

3.2. The Subsidiaries shall have executed and delivered the Guaranty and the Security Agreement to Lender.

3.3. Borrower shall have delivered to Lender a fully executed Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit E acknowledged and agreed to in writing by Borrower’s transfer agent (the “Transfer Agent”).

3.4. Borrower shall have delivered to Lender a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit F evidencing Borrower’s approval of the Note Exchange and the Exchange Documents.

3.5. Borrower shall have delivered to Lender a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit G to be delivered to the Transfer Agent

3.6. Borrower shall have obtained the requisite approval of its stockholders, in accordance with Nasdaq Listing Rule 5635(d), authorizing the issuance of shares of common stock of Borrower, par value $0.001 per share (the “Common Shares”), pursuant to the Exchange Note and the Warrant (including the conversion of Warrant Shares (as defined in the Warrant) into Common Shares), in excess of the 19.99% limitation imposed thereby (the “Shareholder Approval”).

3.7. Mutual delivery of all other Exchange Documents, including without limitation this Agreement and the Pledge Agreement.

4. Holding Period, Tacking and Legal Opinion. Borrower represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Note will include the holding period of the Original Note from June 26, 2025, which is the date that the Original Note was fully paid for. Borrower agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation and further acknowledges that the Partitioned Note has not been amended or altered since its issuance. The Exchange Note is being issued in substitution of and exchange for and not in satisfaction of the Partitioned Note. The Exchange Note shall not constitute a novation or satisfaction and accord of the Partitioned Note. Borrower acknowledges and understands that the representations and agreements of Borrower in this Section 4 are a material inducement to Lender’s decision to consummate the transactions contemplated herein.

5. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (c) no commission or other remuneration has been paid or given directly or indirectly by Lender to Borrower for soliciting the Exchange, and (d) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

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6. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Exchange Note, (d) the issuance of the Exchange Note is duly authorized by all necessary corporate action and the Common Shares issuable thereunder will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (e) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Partitioned Note, and (f) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

7. Reservation of Shares. On the date hereof, Borrower will reserve 7,875,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares under the Exchange Note and conversions of Warrant Shares or Preferred Conversion Shares (as defined in the Note) into Common Shares (the “Share Reserve”). Borrower shall further require the transfer agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Exchange Note or a conversion notice for the Warrant Shares or the Preferred Conversion Shares. Finally, Borrower shall require the Transfer Agent to issue Common Shares pursuant to the Exchange Note or the conversion of Warrant Shares or Preferred Conversion Shares to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent Common Shares have been authorized, but not issued, and are not included in the Share Reserve. The transfer agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent. Company further agrees to add additional Common Shares to the Share Reserve in increments of 10,000 as and when requested by Investor if at any time the number of Common Shares being held in the Share Reserve is insufficient to cover the full conversion of the Note or full conversion of the Warrant Shares or Preferred Conversion Shares.

8. Registration Statement. Within thirty (30) days of the Closing Date, Borrower will file a resale registration statement on Form S-1 (the “Registration Statement”) to register at least 1,125,000 (not adjusted for any reverse split) Common Shares for Lender’s resale of the Common Shares issuable upon conversion of the Warrant Shares and the Preferred Conversion Shares. Borrower agrees to file any applicable sticker updates to the Registration Statement within two (2) Trading Days of the occurrence of the event necessitating the filing of such sticker update. If at any time the number of Common Shares included in the Registration Statement (or any subsequent registration statement) is insufficient to exercise the Warrant in full and convert the Warrant Shares into Common Shares (each such date, a “Registration Trigger Date”), then within twenty (20) days of such Registration Trigger Date, Borrower will file another resale Registration Statement to register the number of Common Shares necessary to convert the Warrant Shares in full less the number of Common Shares remaining on the existing Registration Statement. Upon effectiveness of the Registration Statement, any subsequent lapse in the effectiveness of the Registration Statement while any Warrant Shares or Common Shares received pursuant to a conversion of Warrant Shares are owned by Investor will be a breach of this Agreement. In the event the Registration Statement has not been declared effective by the United States Securities and Exchange Commission within 120 days of the Exchange Date, Company will pay to Investor in cash an amount equal to one percent (1%) of the outstanding balance of the Exchange Note on such 120th day and each thirty (30) days thereafter that the Registration Statement is not declared effective until the date that is six (6) months from the Exchange Date. In the event any subsequent Registration Statement has not been declared effective by the United States Securities and Exchange Commission within 120 days of the Registration Trigger Date, then Company will make a cash payment to Investor equal to one percent (1%) of the outstanding balance of the Exchange Note on such 120th day and each thirty (30) days thereafter that the Registration Statement is not declared effective until the date that is six (6) months from the Registration Trigger Date.

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9. Application of Covenants from Purchase Agreement; Additional Covenant. Borrower acknowledges and agrees that the covenants contained in Section 4 of the Purchase Agreement will continue to apply in all respects to Borrower and to the Exchange Note until the Exchange Note has been repaid in full. Moreover, Borrower covenants and agrees that at such time that the Shareholder Approval is obtained, Company will file a SEC form PRE 14C Preliminary Information Statement (the “PRE14C”) with the Securities and Exchange Commission notifying its shareholders of the Shareholder Approval within three (3) days of receiving such Shareholder Approval, and furthermore file a SEC form DEF14C Definitive Information Statement with respect to the Shareholder Approval within ten (10) days following the filing of the PRE14C.

10. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Arbitration of Claims. This Agreement shall be subject to the Arbitration Provisions attached as an exhibit to the Purchase Agreement.

12. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award reasonable fees and expenses for frivolous or bad faith pleading.

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14. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

15. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

16. Entire Agreement. This Agreement, together with the Exchange Note, the Warrant and the Exchange Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements among Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

17. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

19. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Exchange Note and each of the other Exchange Documents and the Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Exchange Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

20. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

21. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

22. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

LENDER:

Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

American Rebel Holdings, Inc.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO

ATTACHMENTS:

Exhibit A	Exchange Note
Exhibit B	Guaranty
Exhibit C	Security Agreement
Exhibit D	Pledge Agreement
Exhibit E	Transfer Agent Letter
Exhibit F	Officer’s Certificate
Exhibit G	Share Issuance Resolution

[Signature Page to Exchange Agreement]